Exhibit 23.4

McGladrey & Pullen
 Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Sears Holdings Corporation on Form S-8 of our report dated May 26, 2004 on the financial statements of Lands’ End, Inc. Retirement Plan, appearing in the Annual Report on Form 11-K for the year ended December 31, 2003.

/s/ McGladrey & Pullen, LLP
Madison, Wisconsin
May 26, 2005

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.